Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2016

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2016.
Revenues from Operations for the three months ended January 31, 2016, amounted to $4,607,607 compared to revenues of $4,703,900 in the comparable 2015 three-month period, while revenues from Operations for the six months ended January 31, 2016 were $9,176,668 compared to revenues of $9,346,549 in the comparable 2015 six-month period.
Net income from Operations for the three months ended January 31, 2016 was $222,726, or $.11 per share, compared to net income from Operations of $328,913, or $.16 per share, in the comparable 2015 three-month period.
Net income from Operations for the six months ended January 31, 2016 was $624,101, or $.31 per share, compared to net income from Operations of $767,585, or $.38 per share, in the comparable 2015 six-month period.

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Dated: March 2, 2016